EXHIBIT 77C
                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Meeting of Shareholders of Mastrapasqua Growth Value Fund (the "Fund"), a series of Forum Funds (the "Trust"), was held on July 1, 2000 for the purpose of approving the Investment Advisory Agreement ("Agreement") between the Trust and Mastrapasqua Associates for the Fund. Forum Financial Group, LLC, the sole initial shareholder, voted to approve the Agreement.

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                                 EXHIBIT 77Q1(E)
                        NEW INVESTMENT ADVISORY CONTRACT

The Investment Advisory Agreement between Forum Funds (the "Trust") and Mastrapasqua & Associates regarding Mastrapasqua Growth Value Fund, Exhibit
(d)(8) to post-effective amendment No. 81 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on July 31, 2000, accession number 0001004402-00-000261.

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                                   EXHIBIT 77H
                       TERMS OF NEW OR AMENDED SECURITIES

The Prospectus and Statement of Additional Information, dated July 1, 2000, regarding Mastrapasqua Growth Value Fund, post-effective amendment No. 80 to the Trust's Registration Statement, is incorporated by reference as filed via EDGAR on June 30, 2000, accession number 0001004402-00-000233.